SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2017

LONGFIN CORP

(Exact name of registrant as specified in its charter)

Delaware	001-38192	81-5312393
(State or other jurisdiction of incorporation)	(Commission File No.) 16-017, 85 BROAD STREET, NEW YORK, NY 10004 (Address of principal executive offices)	(IRS Employer Identification Number)

(917) 893-0995

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 1.01    Entry into a Material Definitive Agreement.

On December 11, 2017, Longfin Corp., (the “Company”), a Delaware corporation (“LFIN”), entered into a definitive asset purchase agreement (the “Agreement”) with its affiliate Meridian Enterprises Pte.Ltd., a Singapore corporation (“Meridian”) and with related affiliates collectively represented by the Galaxy Media Ltd., Hong Kong, for the purpose of purchasing Meridian’s website, www. Ziddu.com, in exchange for 2.5 million restricted Class A common shares of the Company.

The website www.Ziddu.com presents a blockchain solution for micro lending and warehouse financing. It offers Trade and Micro finance in the form of warehouse Coins to the small and medium imports/exports against collateralization of traders warehouse receipts. Ziddu Warehouse Coin is a smart contract that enables Importers and Exporters to use their Ziddu coins that are loosely pegged to Ethereum Crypto Currency.

Pursuant to the Agreement, the Company issued 2.5 million restricted Class A shares to Meridian and certain affiliated parties. These assets include intellectual property associated with the website www.Ziddu.com and all of its content, and any other rights associated with the website, including, without limitation, any intellectual property rights, copyrights to designs, graphics, logos, customer lists and agreements, programming, database, email lists, passwords, usernames and trade names; and all of the related social media accounts including but not limited to, Twitter, Facebook, Instagram, and Pinterest and all internet traffic to the www. Ziddu.com.

Meridian Enterprises Pte.Ltd, is a Singapore a private company in which 95% of the equity is owned by the CEO and chairman of Longfin Corp, Venkat S. Meenavalli.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1, hereto and is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance of the shares of Class A Common Stock is exempt from registration in reliance upon Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Officers and Directors

On or about December 11, 2017, the Board of Directors (the “Board”) of the Company accepted the resignation of Krishanu Singhal as CFO effective December 11, 2017.

On or about December 11, 2017, the Board accepted the resignation of Raj Mondraty as COO effective December 11, 2017.

On or about December 11, 2017, the Board appointed Vivek Kumar Ratakonda as CFO effective immediately.

Item 8.01    Other Events.

The Company issued a press release on December 14, 2017, announcing the transactions contemplated by the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(a)Financial statements of businesses acquired

To the extent the financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K are determined to be required to be filed, they will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)Pro forma financial information.

To the extent the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K is determined to be required to be filed, it will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d)  Exhibits

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated as of December 11, 2017, by and among Longfin Corp., and Meridian Enterprises Pte. Ltd, Singapore and with other affiliates collectively represented by the Galaxy Media Ltd, Hong Kong

99.1	Press Release of Longfin Corp., acquiring Meridian Enterprises Pte. Ltd assets December 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGFIN CORP.

By:	/s/ Venkata S. Meenavalli
Venkata S. Meenavalli Chief Executive Officer

Date: December 14, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated as of December 11, 2017, by and among Longfin Corp., and Meridian Enterprises Ptd, Ltd, Singapore and with other affiliates collectively represented by the Galaxy Media Ltd, Hong Kong

99.1	Press Release of Longfin Corp., acquiring Meridian Enterprises Pte. Ltd assets December 14, 2017